EXHIBIT 99.1

1347 PROPERTY INSURANCE HOLDINGS, INC. REPORTS

FISCAL YEAR 2019 FINANCIAL RESULTS;

PROVIDES UPDATES ON BUSINESS STRATEGY AND CORPORATE NAME CHANGE

Tampa, FL – March 30, 2020 – 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) (the “Company”), a holding company which previously specialized in providing personal property insurance in coastal markets including those in Louisiana, Texas and Florida through a wholly-owned subsidiary, Maison Insurance Company (“Maison”), today announced the filing of its financial results for its fiscal year ended December 31, 2019 on Form 10-K, which can be found at the SEC’s website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

Sale of Wholly-owned Subsidiaries

On December 2, 2019, the Company completed the sale of all of the issued and outstanding equity of three of the Company’s wholly-owned subsidiaries, Maison Insurance Company (“Maison”), Maison Managers Inc. (“MMI”) and ClaimCor, LLC (“ClaimCor” and, together with Maison and MMI, the “Maison Business”), to FedNat Holding Company, a Florida corporation (“FedNat”), pursuant to the terms and conditions of the Equity Purchase Agreement, dated as of February 25, 2019 (the “Purchase Agreement”), by and among the Company and each of Maison, MMI and ClaimCor, on the one hand, and FedNat, on the other hand (the “Asset Sale”).

As consideration for the Asset Sale, FedNat paid the Company $51.0 million, consisting of $25.5 million in cash and $25.5 million in FedNat common stock, or 1,773,102 shares of common stock. The stock consideration was determined by dividing $25.5 million by the weighted average closing price per share of FedNat’s common stock on the Nasdaq Stock Market during the 20-trading day period immediately preceding December 2, 2019. In addition, upon the closing of the Asset Sale, $18.0 million of outstanding surplus note obligations payable by Maison to the Company, plus all accrued but unpaid interest, was repaid to the Company.

Balance Sheet Highlights at December 31, 2019 included:

●	Cash and cash equivalents of $28.5 million.
●	Equity securities, consisting of 1,773,102 shares of FNHC common stock with a cost basis of $25.5 million. At December 31, 2019, the equity securities holding was valued at $29.5 million.
●	Book value per share of $7.49 at December 31, 2019.

Detailed financial results are provided in the Company’s Form 10-K filed on March 30, 2020.

Business Strategy: Changing Corporate Name

Going forward, the Company intends to operate as a diversified holding company of reinsurance and investment management businesses. Subject to the approval of the Company’s stockholders at the Company’s 2020 Annual Meeting, the Company intends to change its name to “Fundamental Global Financial Corporation (“FGFC”) to align with its future business plans. FGFC plans to carry out its business through three primary avenues, insurance, asset management, and real estate. The Company also intends to change the ticker symbols for its common stock and 8.00% cumulative preferred stock, Series A, and has reserved with Nasdaq the ticker symbols “FGI” and “FGIPP,” respectively.

Insurance:

The Company is in the process of forming a wholly owned reinsurance subsidiary, Fundamental Global Reinsurance Ltd., to provide specialty property and casualty reinsurance. Fundamental Global Reinsurance Ltd. is expected to have a Class B (iii) insurer license in accordance with the terms of The Insurance Law, 2010 and underlying regulations thereto and will be subject to regulation by the Cayman Islands Monetary Authority.

Asset Management:

The Company has formed a wholly owned subsidiary, Fundamental Global Advisors, LLC to serve as an investment advisor to FedNat Holding Company under the investment advisory agreement entered into at the closing of the Asset Sale. Under the investment advisory agreement, the Company has agreed to provide investment advisory services to FedNat, including identifying, analyzing and recommending potential investments, advising as to existing investments and investment optimization, recommending investment dispositions, and providing advice regarding macro-economic conditions. In exchange for providing the investment advisory services, FedNat has agreed to pay Advisor an annual fee of $0.1 million. In addition, the Company intends to form a joint venture with Fundamental Global Investors, LLC to sponsor investment advisors that will manage private funds ranging the full spectrum of alternative equities, fixed income, private equity and real estate. FGFC will seek to benefit from the growth of the assets under management of the investment advisors it sponsors and the performance of the funds they manage.

Real Estate:

FGFC plans to purchase controlling interests in income producing real estate assets. FGFC will seek to benefit from underlying rental income on long-term leases with high quality tenants as well as the capital appreciation from the underlying real estate assets.

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. intends to be a diversified insurance, reinsurance and investment management holding company and is incorporated in Delaware. The Company endeavors to make opportunistic and value-oriented investments in insurance, reinsurance and related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates. The Company also provides investment management services to affiliated and unaffiliated companies.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “endeavor,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our limited business operations since the closing of the Asset Sale; risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current outbreak of the COVID-19 coronavirus; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in real estate assets; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of not having a Chief Executive Officer and being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; volatility or decline of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; and risks of our inability to continue to satisfy the continued listing standards of the Nasdaq following completion of the Asset Sale.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Additional Information

Additional information about 1347 Property Insurance Holdings, Inc., and its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, can be found at the SEC’s website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

CONTACT:	-OR-	INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.		The Equity Group Inc.
Kyle Cerminara		Jeremy Hellman, CFA
Chairman of the Board of Directors		Vice President
(704) 994-8280 / kyle@fundamentalglobal.com		(212) 836-9626 / jhellman@equityny.com

1347 PROPERTY INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

($ in thousands, except share and per share data)

	Year ended December 31,
	2019	2018
Revenue:
Net investment income	$5,587	$1,208
Other income	10	–
Total revenue	5,597	1,208

Expenses:
General and administrative expenses	2,476	1,145
Accretion of discount on Series B Preferred Shares	–	33
Loss on repurchase of Series B Preferred Shares and Performance Shares	–	1,612
Total expenses	2,476	2,790

Income (Loss) from continuing operations before income tax expense	3,121	(1,582)
Income tax expense (benefit)	738	(308)
Net income (loss) from continuing operations	2,383	(1,274)
Discontinued operations:
Gain (Loss) from sale of the Maison Business, net of taxes	7,066	(50)
Income (Loss) from the Maison Business, net of taxes	(9,138)	2,128
Net profit (loss) from discontinued operations, net of taxes	(2,072)	2,078
Net income	$311	$804

Dividends declared on Series A Preferred Shares	1,400	1,108
Loss attributable to common shareholders	$(1,089)	$(304)

Basic and diluted net earnings (loss) per common share:
Continuing operations	$0.16	$(0.40)
Discontinued operations	$(0.34)	$0.35
Loss per share attributable to common shareholders	$(0.18)	$(0.05)

Weighted average common shares outstanding:
Basic and diluted	6,018,542	5,989,742

Consolidated Statements of Comprehensive Income

Net income	$311	$804
Unrealized gains (losses) on investments available for sale, net of income taxes	1,342	(527)
Comprehensive income	$1,653	$277

1347 PROPERTY INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
ASSETS
Equity securities, at fair value (cost basis of $25,500 and $0)	$29,487	$–
Limited liability investments	4,005	2,987
Cash and cash equivalents	28,509	3,666
Current income taxes recoverable	1,265	–
Deferred tax asset, net	–	265
Surplus notes receivable from affiliate	–	18,244
Other assets	188	67
Assets of discontinued operations	–	144,569
Total assets	$63,454	$169,798

LIABILITIES
Accounts payable	$400	$66
Current income taxes payable	–	932
Deferred tax liability, net	106	–
Due to affiliates	–	2,698
Other liabilities	33	36
Liabilities of discontinued operations	–	103,319
Total liabilities	$539	$107,051

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par value, 1,000,000 shares authorized; 700,000 shares issued and outstanding as of both periods	$17,500	$17,500
Common stock, $0.001 par value; 10,000,000 shares authorized; 6,217,307 and 6,164,123 shares issued as of December 31, 2019 and 2018, respectively and, 6,065,948 and 6,012,764 shares outstanding as of December 31, 2019 and 2018, respectively	6	6
Additional paid-in capital	46,754	46,340
Retained earnings (accumulated deficit)	(336)	639
Accumulated other comprehensive loss, net of tax	–	(729)
	63,924	63,756
Less: treasury stock at cost, 151,359 shares as of December 31, 2019 and 2018	(1,009)	(1,009)
Total shareholders’ equity	62,915	62,747
Total liabilities and shareholders’ equity	$63,454	$169,798

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